                                                                         EX-4.1

                                 CERTICOM CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

1.      PURPOSE

        The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions and to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section) and as an "employee stock option plan" for purposes of the ITA, and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 500,000 Common Shares are reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2.      DEFINITIONS

        In this Plan, unless something in the subject matter or context is inconsistent therewith:

        (a)     "BOARD" means the Board of Directors of the Company;

        (b) "BUSINESS DAY" means any day on which the TSE or NASDAQ is open for trading;

        (c) "CODE" means the United States INTERNAL REVENUE CODE OF 1986, as amended;

        (d)     "COMMON SHARES" means common shares of the Company;

        (e)     "COMPANY" means Certicom Corp.;

        (f)     "FIRST OFFERING DATE" means July 1, 2000;

        (g)     "ITA" means the INCOME TAX ACT (Canada), as amended;

        (h) "MAXIMUM SHARE AMOUNT" means the maximum number, if any, of Common Shares which may be purchased by any employee at any single Purchase Date;

        (i)     "NASDAQ" means the NASDAQ National Market;

        (j)     "OFFERING" means each offering of this Plan;

        (k)     "OFFERING DATE" means the first business day of each Offering
Period;

        (l) "OFFERING PERIOD" means each offering period of this Plan as described in Section 5;

        (m) "PARENT CORPORATION" has the same meaning as in "PARENT CORPORATION" in Section 424(e) of the Code;

        (n) "PARTICIPATING SUBSIDIARIES" means the Parent Corporation and Parent Corporations or Subsidiaries that the Board designates from time to time as corporations that shall participate in this Plan;

        (o) "PLAN" means this Employee Stock Purchase Plan, as amended from time to time;

        (p)     "PURCHASE DATE" means the last business day of each Purchase
Period;

        (q) "PURCHASE PERIOD" means each six-month purchase period under this Plan;

        (r) "RESERVES" means the number of Common Shares covered by each option granted under this Plan which has not yet been exercised and the number of Common Shares which has been authorized for issuance under this Plan but has not been placed under option;

        (s) "SECRETARY" means secretary of the Company, as appointed from time to time;

        (t) "SECURITIES ACT" means the United States SECURITIES ACT OF 1933, as amended;

        (u) "SUBSIDIARY" has the same meaning as in "SUBSIDIARY CORPORATIONS" in Section 424(f) of the Code; and

        (v)     "TSE" means The Toronto Stock Exchange.

3.      ADMINISTRATION

        This Plan shall be administered by the Board. The Board may, from time to time, appoint a committee for the purpose of interpreting, administering and implementing this Plan and, in such event, any references to the Board in this Plan shall be deemed to be a reference to such committee, subject to any limitations imposed by the Board in such appointment. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4.      ELIGIBILITY

        Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except as follows:

        (a) employees who are not employed by the Company or Participating Subsidiaries prior to the beginning of such Offering Period;

        (b) employees who are customarily employed for twenty (20) hours or less per week;

        (c) employees who are customarily employed for five (5) months or less in a calendar year;

        (d) employees who, together with any other person whose shares would be attributed to such employee pursuant to Section 424(d) of the Code, own shares or hold options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own shares or hold options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any of its Participating Subsidiaries; and

        (e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for United States federal income and employment tax purposes.

5.      OFFERING DATES

        Each Offering Period shall be of twelve (12) months duration commencing on July 1 and January 1 of each year and ending on June 30 and December 31 of each year. Each Offering Period shall consist of two (2) Purchase Periods during which payroll deductions of the participants are accumulated under this Plan. The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

6.      PARTICIPATION IN THIS PLAN

        Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements set forth in Section 4 hereof by delivering a subscription agreement to the Secretary not later than five (5) days before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Secretary by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Secretary not later than five
(5) days preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below.

7.      GRANT OF OPTION ON ENROLLMENT

        Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant, as of the Offering Date, by the Company to such employee of an option to purchase on the Purchase Date up to that number of Common Shares determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Purchase Period by (b) the lesser of (i) eighty-five percent (85%) of the fair market value of a Common Share on the Offering Date, and (ii) eighty-five percent (85%) of the fair market value of a Common Share on the Purchase Date, provided, however, that the number of Common Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Purchase Date, and (b) the maximum number of Common Shares which may be purchased pursuant to
Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a Common Share shall be determined as provided in Section 8 hereof.

8.      PURCHASE PRICE

        (a) The purchase price per share at which a share of Common Share will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

                (i)     the fair market value on the Offering Date; and

                (ii)    the fair market value on the Purchase Date.

        (b) For purposes of this Plan, the term "fair market value" means, as of any date, the value of a Common Share determined as follows:

                (i) if the participant is a resident of the United States, and:

                        A. the Common Shares are then quoted on NASDAQ, their closing price on the NASDAQ on the date of determination as reported in The Wall Street Journal;

                        B. the Common Shares are publicly traded and are then listed on a national securities exchange, their closing price on the date of determination on the principal national securities exchange on which the Common Shares listed or admitted to trading as reported in The Wall Street Journal; or

                        C. the Common Shares are publicly traded but are not quoted on NASDAQ nor listed or admitted to trading on a national securities exchange in the United States, the average of the closing bid and key prices on the date of determination as reported in The Wall Street Journal.

                (ii) if the participant is a resident of Canada or any other jurisdiction (other than the United States), and:

                        A. the Common Shares are then listed and posted for trading on the TSE, the closing price of the Common Shares on the date of determination as reported by the TSE; or

                        B. the Common Shares are not then listed and posted for trading on the TSE, the provisions of Section 8(b) above shall apply and the fair market value of the Common Share shall be expressed in Canadian dollars based upon the Bank of Canada Noon rate Canadian dollar/U.S. dollar exchange rate on the date of determination.

                (iii) if none of the foregoing is applicable, by the Board in good faith.

9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF COMMON SHARES

        (a) The purchase price of the Common Shares purchased under this Plan will be accumulated by regular payroll deductions made during each Offering Period. The deductions will be made as a percentage of the participant's compensation in one percent (1%) increments but not less than two percent (2%), nor greater than fifteen percent (15%) or such lower limit set by the Board. For the purposes of this Plan, "participant's compensation" shall mean base salary, commissions, bonuses, incentive compensation and shift premiums not to exceed U.S.$250,000 (or the equivalent in Canadian dollars) per calendar year; provided however, that, if applicable, for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

        (b) A participant may decrease or increase the rate of payroll deductions during an Offering Period by filing with the Secretary a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Secretary's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering

Period by filing with the Secretary a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.

        (c) All payroll deductions made for a participant under this Plan will be credited to his or her account under this Plan and will be deposited with the general funds of the Company. No interest will accrue on such payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        (d) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole Common Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a Whole Common Share shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

        (e) As promptly as practicable after the Purchase Date, the Company shall issue Common Shares for the participant's benefit representing the Common Shares purchased upon exercise of his or her option.

        (f) During a participant's lifetime, such participant's option to purchase Common Shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in Common Shares covered by his or her option until such option has been exercised.

10.     LIMITATIONS ON SHARES TO BE PURCHASED

        (a) No participant shall be entitled to purchase Common Shares under this Plan at a rate which, when aggregated with his or her rights to purchase Common Shares under all other employee share purchase plans of the Company or any Subsidiary, exceeds U.S.$25,000 (or the equivalent in Canadian dollars) in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

        (b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of Common Shares which may be purchased by any employee at any single Purchase Date (hereinafter the "MAXIMUM SHARE AMOUNT"). Until otherwise determined by the Board, there shall be no Maximum Share Amount. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

        (c) If the number of Common Shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

        (d) Any payroll deductions accumulated in a participant's account which are not used to purchase shares due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11.     WITHDRAWAL

        (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Secretary a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

        (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

12.     TERMINATION OF EMPLOYMENT

        Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.     RETURN OF PAYROLL DEDUCTIONS

        In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14.     CAPITAL CHANGES

        Subject to any required action by the shareholders of the Company and any required regulatory approval, the Reserves and the price per Common Share covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a stock split or the payment of a stock dividend (but only on the Common Shares) or any other increase or decrease in the number of issued and outstanding Common Shares effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Board and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) an amalgamation, arrangement, merger or consolidation in which the Company is not the surviving corporation (other than an amalgamation, arrangement, merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative shareholdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) an amalgamation, arrangement or merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such amalgamation, arrangement or merger (other than any shareholder that amalgamates or merges, or which owns or controls another corporation that amalgamates or merges, with the Company in such amalgamation, arrangement or merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by take-over bid or similar transaction, the Plan shall continue for all Offering Periods which began prior to the transaction and shares will be purchased based on the fair market value of the surviving corporation's shares on each Purchase Date (taking into account the exchange ratio, where necessary) or the Board may in the exercise of its sole discretion in such instances, declare that this Plan shall terminate immediately prior to the consummation of such event and give each Participant the right to purchase shares under this Plan prior to such termination. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Shares covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Common Shares, or in the event of the Company being consolidated with or amalgamated or merged into any other corporation.

15.     NONASSIGNABILITY

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.     REPORTS

        Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.     NOTICE OF DISPOSITION

        If requested by the Company in writing each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.     NO RIGHTS TO CONTINUED EMPLOYMENT

        Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

19.     EQUAL RIGHTS AND PRIVILEGES

        All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20.     NOTICES

        All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.     TERM; SHAREHOLDER APPROVAL

        After this Plan is adopted by the Board, this Plan will become effective on the date that is the First Offering Date. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such shareholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the Common Shares reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

22.     DESIGNATION OF BENEFICIARY

        (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

        (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.     CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES

        Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the SECURITIES ACT (Ontario), the SECURITIES ACT, the SECURITIES EXCHANGE ACT OF 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.     APPLICABLE LAW

        The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the Province of Ontario.

25.     AMENDMENT OR TERMINATION OF THIS PLAN

        The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

        (a) increase the number of shares that may be issued under this Plan; or

        (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

                                 CERTICOM CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

     Check One: Complete:

     / /  New Enrollment    Social Security No./Social Insurance No. ___________
     / /  Change            Employee No. _______________________________________

1.   Name of Participant _______________________________________________________

2. Common Shares purchased under the plan should be held in account with the broker selected by Certicom Corp. (the "Designated Broker") in my name or in my name together with the name(s) indicated below/*/:

     Name ______________________________________________________________________

     Social Security No./Social Insurance No. __________________________________

     Name ______________________________________________________________________

     Social Security No./Social Insurance No. __________________________________

     If the account is to be in your name and another's, it will be held in joint tenancy, unless you specifically designate otherwise.

     PLEASE NOTIFY THE DESIGNATED BROKER DIRECTLY TO TRANSFER OR SELL YOUR
     STOCK.

3. Payroll Deduction Level (from 2% to 10% in whole percentages): _____ (Deductions will be made from your base salary, commissions, bonuses, incentive compensation and shift premiums (up to $250,000 per year) unreduced for Section 401(k) or 125 Plan payroll deferrals.)

4. I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or shares attributable to my interest under the
     Plan:

NAME                                    *To be divided as   ADDRESS
                                            follows:

------------------------------------                        ----------------------------------------
Last First M.I.                                             Number Street

------------------------------------     --------------     ----------------------------------------
Social Security No./                      Relationship      City      State/Province Zip/Postal Code
Social Insurance No.                      Relationship

NAME                                    *To be divided as   ADDRESS
                                            follows:

------------------------------------                        ----------------------------------------
Last First M.I.                                             Number Street

------------------------------------     --------------     ----------------------------------------
Social Security No./                      Relationship      City      State/Province Zip/Postal Code
Social Insurance No.                      Relationship

        *If more than one beneficiary: (1) insert "in equal shares", or (2) insert percentage to be paid to each beneficiary.

5. The information provided on this Enrollment Form will remain in effect unless and until I complete and submit to the Secretary a new enrollment form.

CERTICOM CORP. OFFICE USE:

Signature:______________________________________________________________________

Date received by the Secretary:_________________________________________________

Name:___________________________________________________________________________

Date entered into system:_______________________________________________________

*If resident in the United States and you name someone other than your spouse, you will cause a "disqualifying disposition" of the shares and you will be deemed to have received ordinary income in the amount that the fair market value of the shares on the date of purchase was greater than the amount you paid for the shares.

                    PLEASE RETURN THIS FORM TO THE SECRETARY


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                                 CERTICOM CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

        1. I elect to participate in the Certicom Corp. (the "Company") Employee Stock Purchase Plan (the "Plan") and to subscribe to purchase Common Shares of the Company (the "Shares") in accordance with this Subscription Agreement and the Plan.

        2. I authorize payroll deductions from each of my paychecks in that percentage of my gross compensation as shown on my Enrollment Form, in accordance with the Plan.

        3. I understand that such payroll deductions shall be accumulated for the purchase of Shares under the Plan at the applicable purchase price determined in accordance with the Plan. I further understand that except as otherwise set forth in the Plan, Shares will be purchased for me automatically at the end of each Purchase Period unless I withdraw from the Plan or otherwise become ineligible to participate in the Plan.

        4. I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Plan or I become ineligible to participate in the Plan.

        5. I acknowledge that I have a copy of and am familiar with the Company's most recent Prospectus which describes the Plan. A copy of the complete Plan and the Prospectus is on file with the Company.

        6. I understand that Shares purchased for me under the Plan will be held in a personal account with the Plan Designated Broker unless I request otherwise.

        7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

        8.      I have read and understood this Subscription Agreement.


                                      Signature:________________________________

                                      Name:_____________________________________

                                      Date:_____________________________________


                    PLEASE RETURN THIS FORM TO THE SECRETARY


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                                 CERTICOM CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         I, _____________________________, the undersigned participant in the Offering Period of the Certicom Corp. Employee Stock Purchase Plan (the "Plan") which began on ____________________, hereby notify the Company that I wish to withdraw from the Offering Period. I direct the Company to pay to me as promptly as practicable all payroll deductions credited to my account with respect to such Offering Period. I understand and agree that my participation in the Plan will terminate and no shares will be purchased for me at the end of the Purchase Period so long as I submit this Notice of Withdrawal to the Company at least 15 days prior to the end of the Purchase Period. I understand and agree that if I submit this Notice of Withdrawal to the Company less than 15 days prior to the end of the Purchase Period, shares will be purchased for me at the end of the Purchase Period, and my participation in the Plan will end at the beginning of the next Purchase Period or Offering Period, as the case may be. I further understand that no additional payroll deductions will be made for the purchase of shares in the current Offering Period, and I shall be eligible to participate in succeeding Offering Periods only by timely delivering to the Company a new Subscription Agreement and Enrollment Form.

Name and address of Participant (please print):

Name:___________________________________________________________________________

Street Address or P.O. Box:_____________________________________________________

City, State/Province/Zip/Postal Code:___________________________________________

_____________________________________________________
Signature                                 Date

                    PLEASE RETURN THIS FORM TO THE SECRETARY


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